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                                                                      Exhibit 23

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-35984 and 333-19805) pertaining to the Stock Option Plans of Pittsburgh Financial Corp. of our report dated October 31, 2002, with respect to the consolidated financial statements of Pittsburgh Financial Corp. included in the Annual Report (Form 10-K) for the year ended September 30, 2002.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
December 19, 2002